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                                  [LETTERHEAD]



                                 April 24, 2000

FFTW Funds, Inc.
600 Fifth Avenue
New York, NY  10020

          Re:  FFTW Funds, Inc. File Nos. 33-27896; 811-05796
               ----------------------------------------------

Dear Sirs:

          We hereby consent to the incorporation by reference to our opinion as an exhibit to Post-Effective Amendment No. 27 to the Registration Statement of FFTW Funds, Inc., and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                   Very truly yours,



                                   Dechert Price & Rhoads